SCHEDULE 14A
                             (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

 Filed by the Registrant [X]
 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:
 [X]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
 [ ]  Definitive Proxy Statement                  Commission Only (as permitted
 [ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
 [ ]  Soliciting Material Pursuant to Section
      240.14a-11(c) or Section 240.14a-12


                          60 EAST 42ND ST. ASSOCIATES
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (2)  Aggregate number of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):
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     (5)  Total fee paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ]  Fee paid previously with preliminary materials.
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[ ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
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     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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
                                                              PRELIMINARY COPY

                          60 EAST 42ND ST. ASSOCIATES
                             C/O WIEN & MALKIN LLP
                               LINCOLN BUILDING
                               60 EAST 42ND ST.
                         NEW YORK, NEW YORK 10165-0015


                                                                 July __, 1997


TO:  PARTICIPANTS IN 60 EAST 42ND ST. ASSOCIATES:

     60 East 42nd St. Associates ("Associates") was formed in 1958 to acquire The Lincoln Building and underlying land at 60 East 42nd St., New York, New York ("Property"), subject to a Net Lease. The investment was originally divided into seven Participating Groups in Associates, each with its own Agent. Agent discretion, however, is virtually non-existent, as the Property is held subject to the Net Lease. Additionally, all significant transactions with respect to the Property must be consented to by 100% in interest of the Participants in each Group, except that once 90% in interest of Participants in a Group consent, then the Participation Agreement for each Group provides that the remaining 10% in interest of dissenting or abstaining Participants may be bought out at a nominal price.

     As a  result  of  resignations,  retirements  and  deaths,  none  of  the successor  agents  listed in the  Participating  Agreements  for each Group is
available  to  serve,   and  two  of  the  Groups  currently  have  no  Agent.
Additionally, the remaining Agents believe that the vote required to permit significant transactions should be changed, as the current provision allows a relatively small number of Participants in any one Group to block a transaction that might otherwise enjoy the broad support of all other Participants. This letter and the accompanying statement is a Solicitation of Consents of the Participants in 60 East 42nd St. Associates (1) to the designation of new successor Agents, including a simplified format for Agent designation in the future, (2) to allow an Agent to serve as an agent for more than one Group, and (3) to change the vote required for significant transactions from 100% in interest of each Group, with a buy-out provision if consents from 90% in interest of such Group are obtained, to 66 2/3% in interest, with no buy-out provision. Each of these changes to the Participating Agreements is intended to provide better for the continued long-term needs of your investment.

     This solicitation is being made by Peter L. Malkin, Stanley Katzman, John
L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr., as Agents on behalf of Associates. We are requesting your cooperation by consenting to the proposals, each of which is discussed in more detail in the attached Statement.

     The Participating Agreement for each Group requires the consent of 75% in interest of the Participants in that Group to designate new successor Agents for the Group, and 100% in interest of the Participants in that Group to approve each of the other two proposals. Each of the proposals will be put into place on a Group-by-Group basis as and when the requisite consents are received for a Group.

     If you have any questions concerning this Solicitation of Consents, please communicate with Stanley Katzman, Howard E. Peskoe or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165, by phone at 212-687-8700, or by fax at 212-986-7679.

     This Solicitation of Consents will terminate sixty days after the date of this letter, and therefore, your cooperation will be greatly appreciated by signing, dating and immediately returning the colored copy of the Consent in the enclosed envelopes provided for your convenience. Once given, a Consent may not be revoked. This Solicitation may be extended by the Agents for an additional ninety days.

                                                            Sincerely,

                                                            __________________
                                                            Peter L. Malkin

         Enclosures

                                                              PRELIMINARY COPY


                          60 East 42nd St. Associates
                             c/o Wien & Malkin LLP
                              60 East 42nd Street
                           New York, New York 10165

                          60 EAST 42ND ST. ASSOCIATES

             STATEMENT ISSUED BY THE AGENTS IN CONNECTION WITH THE
                        SOLICITATION OF CONSENTS OF THE
                                 PARTICIPANTS

                            Dated __________, 1997


           This Statement is issued in connection with the solicitation of Consents of the Participants in 60 East 42nd St. Associates ("Associates") by Peter L. Malkin, Stanley Katzman, John L. Loehr, Richard A. Shapiro and Thomas
N. Keltner, Jr., as Agents (the "Agents") for participants in Associates. Associates was formed to own The Lincoln Building and underlying land (collectively the "Property") located at 60 East 42nd Street, New York, New York, subject to a net lease (the "Net Lease") to Lincoln Building Associates (the "Net Lessee").

           The Agents are requesting the consent of the participants in Associates (the "Participants") to each of the following proposals:

           (1)  The designation of new successor Agents;

           (2)  An  amendment  to  the  Participating   Agreements  (as  later
defined) to eliminate the requirement that no person may serve as Agent for more than one group of Participants; and

           (3) An amendment to the Participating Agreements to change the percentage of Participation interests required to approve any sale, mortgage, transfer, or lease arrangement with respect to the Property from 100%, with an opportunity to buy out the interests of dissenting or abstaining Participants if 90% of Participation interests approve of the transaction, to 66 2/3%, with no opportunity to buy out the interests of dissenting or abstaining Participants.

     The Agents recommend approval of each of these proposals, which are discussed in greater detail in Section II, below.

     With respect to the designation of new successor Agents, the Agents note that two Agents have recently retired, and none of the successor Agents named in the Participating Agreements are available to serve.

     As to the second proposal -- permitting a person to serve as agent for more than one group of Participants - the Agents believe that this change will simplify the administration of Associates, and that no group of Participants would be disadvantaged if its Agent also acts as Agent for another group of Participants. Agent discretion in most areas is virtually non-existent, inasmuch as the Property is held subject to the Net Lease and in those few instances when a decision from Associates is called for, the Agent for any group is restricted in the actions he or she can take without consent of the Participants of that group. Even if an Agent acted for more than one group, the Agent would act independently for each group based solely on that group's vote.

     Finally, regarding the change in the voting percentage to 66 2/3% for each group to approve certain transactions involving the Property, the Agents feel that the current requirement, which, in effect, acts as a high super-majority approval of 90%, unfairly allows a small number of Participants within any one group to block a significant transaction that might otherwise enjoy broad support among all groups of Participants. Under the new proposal, just under 34% of the Participant interests in any one group would be required to block a significant transaction involving the Property, rather than the 10.1% that can do so presently.

     It is anticipated that this Statement and the accompanying form of Consent will be mailed to the Participants on ______, 1997. The solicitation of Consents will terminate on _______, 1997 unless extended by the Agents, but in no event later than _________________. The Agents will advise all Participants of the results of the solicitation no later than 90 days after the termination date noted above or any extension thereof.

I.   BACKGROUND

     Associates, a New York partnership, was organized on September 25, 1958 for the purpose of acquiring title to the Property subject to the Net Lease. Associates is comprised of seven investment groups of Participants, each of which is a party to a participating agreement ("Participating Agreement") between an agent ("Agent") and his investor Participants. Each of the seven Participant groups owns a one-seventh interest in Associates, representing $1,000,000 in interests of the original $7,000,000 cash investment in Associates.

     The original partners in Associates were the late Lawrence A. Wien, the late Harry B. Helmsley, Alvin S. Lane, the late Henry W. Klein, the late William F. Purcell, Alvin Silverman and Fred Linden. Peter L. Malkin, Stanley Katzman, John L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr. are the current partners in Associates, and each serves as Agent to one of the five groups of Participants that has an Agent. The Agent position is currently vacant for two of the seven groups.

     The terms of each Participating Agreement are identical to all others. Under each of the Participating Agreements between an Agent and his respective group, Participants have the right to approve or disapprove certain proposed actions by their Agent, including the sale, mortgage or transfer of the Property or any amendments to the Net Lease. Since an Agent is restricted in the actions he or she can take without consent of the Participants of the group he or she acts for, and the Property is held subject to the Net Lease, Agent discretion in most areas is virtually non-existent. There is no specific term of office of any Agent, and Agents receive no compensation for their service.

     The percentage of Participants (based on Participation interests held) required to approve each proposal discussed in this Statement is described in
SECTION V. - TERMS OF SOLICITATION OF CONSENTS.


II.  DISCUSSION OF PROPOSALS

     A.    DESIGNATION OF SUCCESSORS TO THE AGENTS

     Paragraph Sixth of each Participating Agreement provides that, in the event of the resignation, removal, death, incompetency or other disability of an Agent, he shall be succeeded by certain persons in the order listed therein or by any other person of full age designated in writing by the holders of at least 75% of the Participations in that group. The individuals designated as successor Agents in each
Participating Agreement are the same in all Participating Agreements. Additionally, all of the Participating Agreements currently provide that no Agent may serve in that capacity for more than one group.

     Recently, two agents retired, leaving two groups with no Agent. Moreover, as a result of resignations, retirement or death, no successor Agent named in the Participating Agreements is available to serve at this time. In the circumstances, it is necessary to designate new successors for the two retired agents and to designate new successors for each Agent in order to provide for the long-term future of the investment.

     The Agents recommend that each group of Participants approve the following as successor Agents for its group: (a) any individual who, at the time of his or her designation as Agent, is a partner in Wien & Malkin LLP or any successor thereto("W&MLLP"); (b) any individual who, at the time of his or her designation as Agent, is associated with or employed by W&MLLP and has appropriate business experience and qualifications as determined by the Chairman of the Executive Committee of W&MLLP; (c) Anthony E. Malkin; and (d) Scott D. Malkin. The order of succession shall be determined by Peter L. Malkin or, failing such determination, by the Executive Committee of W&MLLP. Currently, Peter L. Malkin serves as Chairman of the Executive Committee. Upon approval of the designation of new successor Agents by Participants of the two groups that currently have no Agent, it is currently anticipated that Anthony
E. Malkin and Scott D. Malkin, or one of them, will be named as Agent for one (or both, if permitted pursuant to the second proposal) of those groups.

     The Participants' consent to the designation of a category of persons qualified to act as successor Agents, such as is represented by partners (category (a) above) and selected associates or employees (category (b) above) of W&MLLP, will provide greater assurance of the continued availability of individuals who are eligible to serve as Agents as vacancies occur in the future. Designation of categories of appropriate individuals also will reduce the need to conduct solicitations to approve new successor Agents, thus eliminating the expensive, burdensome and time-consuming process of a consent solicitation.

     W&MLLP has continuously provided supervisory, accounting, professional and various other services to Associates since Associates was formed in 1958. The Agents, each of whom is a partner in W&MLLP, believe that their firm's experience in providing services to Associates uniquely qualifies its partners, and employees or associated persons of W&MLLP selected by the chairman of its Executive Committee, to serve as successor Agents.

     Anthony E. Malkin and Scott D. Malkin are sons of Peter L. Malkin and each is a graduate of Harvard College and experienced in real estate. After receiving law and business degrees from Harvard University, Scott D. Malkin has been actively involved in leading real estate ownership and development in the United States and Europe for the past twelve (12) years. Anthony E. Malkin has served for the past eight (8) years as President of W&M Properties, Inc., the real estate management firm owned by him and Peter L. Malkin. During his tenure at W&M Properties, Inc., Anthony E. Malkin has initiated over $200,000,000 in property acquisitions, and $255,000,000 in property-related financing transactions, and has had primary responsibility for day-to-day management and operation of office, residential and industrial properties located throughout the Eastern United States.


     B. PERMITTING AN AGENT TO SERVE AS THE AGENT FOR MORE THAN ONE GROUP OF PARTICIPANTS

           Paragraph Sixth of each Participating Agreement provides that no Agent shall serve as the Agent for more than one group of Participants. Each group of Participants is requested to consent to an amendment to its Participating Agreement to permit an Agent to represent more than one group of Participants.

           This amendment to the Participating Agreements will eliminate the need for seven different Agents at all times and will simplify administration. This change will not affect the voting power of each Participant within the Participating group in which he or she is a member.

           An individual designated as Agent for more than one group of Participants will be bound to act for each such group separately. When consent of each group of Participants is requested by the Agents in the future, an Agent acting for more than one group will not be authorized to act on a given matter for any group not approving the matter in question, even if such Agent is authorized to act with respect to such matter by another group for which the Agent also acts.

           If 100% consent is received from Participants in two or more groups permitting an Agent to represent more than one group, one Agent thereafter will represent those groups. Depending on which of the groups of Participants consent, Peter L. Malkin (or, if he fails to act, the Executive Committee of W&MLLP) will decide which Agent will represent the consenting groups. However, no individual will be able to act as Agent for all groups. Accordingly, there will always be at least two different Agents among all the Participating groups. If 100% consent is not received as to any group, the non-consenting group will continue to be represented by a separate Agent.

     C.    CHANGING THE PERCENTAGE FOR PARTICIPANT APPROVAL

           Pursuant to the terms of the Participating Agreement for each group of Participants, the Agent has the power to deal with the Partnership interest in Associates as though he was the sole owner thereof subject to the terms of the Participating Agreement. Pursuant to paragraph FOURTH of the Participating
Agreement:

           The Agent shall not agree to sell, mortgage or transfer The Property [the undivided one-seventh interest of Agent as partner in Associates], nor to modify any existing Lease [the Net Lease] affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning one hundred percent (100%) of The Property.

     Paragraph FOURTH, however, also provides that if, in connection with any matter for which 100% consent of Participants is required, the Agent has received consents from 90% of the group's Participation interests, the Agent is authorized to purchase the interest of any non-consenting Participants for a stipulated price of (a) the book value of the Participant's interest or (b) $100.00, whichever is greater. Prior to exercising this right, however, the Agent must provide to such non-consenting Participants written notice and an opportunity to consent to the action. Because of the existence of this buy-out provision, the effective vote required to authorize an Agent to act on behalf of a group pursuant to paragraph FOURTH is 90%. (The full text of Paragraph FOURTH is included as Appendix A to this Statement.)

     Each group of Participants in requested to consent to an amendment to its Participating Agreement to modify paragraph FOURTH to read as follows:

     The Agent shall not agree to sell, mortgage or transfer The Property, nor to modify any existing Lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning sixty-six and two-thirds percent (66 2/3%) of The Property.

           The balance of paragraph FOURTH, dealing with the buy-out provision, would be eliminated. This change would not affect paragraph SIXTH of the Participating Agreement, which allows for removal of Agents and designation of new Agents by a 75% vote of interests.

     As Associates is now constituted, in order for Associates to undertake any significant actions with respect to the Property, in effect consent of 90% of all Participation interests in each group is required. As a result, just over 10% of any one group, representing $101,000 of interests, can effectively block an action approved by all the other members of that group as well as all members of all the other groups. This provides an opportunity for a relatively small percentage of Participants to block a significant transaction that might otherwise enjoy the overwhelming support of all other Participants. If the proposed amendment is adopted by all groups, then for any one group to block significant actions approved by all other groups, at least $334,000 worth of interests in such group must agree not to consent to the proposed action.

     Additionally, the buy-out provision will be eliminated. As a practical matter, however, the Agents believe that this provision is of little value to Participants, because the current book value of an original $10,000 participation has a negative balance of [$6,392.00] as of [June 30], 1997 (computed by dividing Associates' negative equity of [$4,474,094] by the original $7,000,000 cash investment). Accordingly, under the terms of the buy-out provision, if 90% of the Participation interests in any group consent to a future transaction involving the Property, any dissenting or abstaining Participant of that group would only be entitled to a payment of $100.00 for his or her Participation interest.

     If 100% consent is received from Participants in any one group of Participants permitting a change in the percentage vote required for approval of significant transactions involving the Property, then the participating Agreement for that group will be amended. If 100% consent to this amendment is not received as to any group of Participants, such group will continue to operate under the existing paragraph FOURTH. Accordingly, when consent of Participants is sought in the future, those groups which have consented to the 66 2/3% requirement will be appropriately designated in the Consent Solicitation and those groups which have retained the 100% consent requirement with the buy-out provision will be similarly designated. However, if some groups consent to the amendment, and others do not, the ability of the Participants within the non-consenting groups to block transactions will be greater than that held by the Participants in the consenting groups.

     Associates is presently considering certain significant transactions with respect to the Property, including, but not limited to, refinancing the mortgage applicable to the Property and amending and extending the Net Lease in connection with an improvement program for various building systems and public areas. Any such transaction proposed in the future would be required to be approved by the Participants of each group. If this proposed amendment to the Participating Agreement is approved by any group, any such vote on such future transactions would be conducted in accordance with new Paragraph FOURTH for such group.


III. POTENTIAL CONFLICTS OF INTEREST

     A.    CERTAIN OWNERSHIP OF PARTICIPATIONS:

           As of June 30, 1997, the Agents beneficially owned, directly or indirectly, the following Participations:

                                   Name & Address              Amount of
                                   of Beneficial               Beneficial             Percent
        Title of Class                 Owner                   Ownership              Of Class
        --------------             --------------              ----------             --------
 Participations                    Thomas N. Keltner, Jr.       $ 2,500.00             .036%
 in Partnership                    1111 Park Avenue
 Interests                         New York, N.Y. 10128

                                   John L. Loehr                $ 5,000.00             .071%
                                   286 Alpine Circle
                                   River Vale, N.J. 07675

                                   Peter L. Malkin              $40,833.34             .583%
                                   21 Bobolink Lane
                                   Greenwich, CT 06830


           At such date, Peter L. Malkin owned of record, as trustee or co-trustee but not beneficially, $55,714 of Participations and his wife owned $35,000 of Participations. Mr. Malkin disclaims any beneficial ownership of such Participations. Richard A. Shapiro owns as custodian a $5,000 Participation but he disclaims any beneficial ownership of such Participation.

           The wife of one member of W&MLLP owns an aggregate of $10,000 of Participations, or approximately .142% of the outstanding Participations. Her husband disclaims any beneficial ownership in those Participations.

           Scott D. Malkin owns of record and beneficially $33,334 of Participations, or .476% of the outstanding Participations. Anthony E. Malkin owns of record and beneficially $25,833 of Participations, or .369% of the outstanding Participations.

     B.    RELATIONSHIPS WITH NET LESSEE

           Peter L. Malkin, one of the Agents, also is a partner in the Net Lessee and owns 5.00% of the partnership interests in the Net Lessee, and his wife owns 2.5% of the partnership interests in the Net Lessee. Additionally, he acts as trustee for certain trusts owning 12.08% of the partnership interests in the Net Lessee. Peter L. Malkin disclaims any beneficial ownership in the partnership interests in the Net Lessee held by his wife and such trusts.

           As a consequence of (a) one of the Agents and certain of the proposed successor Agents being partners in the Net Lessee, and (b) the current and certain potential future Agents being members of W&MLLP (which represents Associates and the Net Lessee), certain actual or potential conflicts of interest may arise with respect to the management and administration of the business of Associates. However, under the respective Participating Agreements, certain transactions require the prior consent from Participants owning a specified interest under the Agreements in order for the Agents to act on their behalf. Such transactions include (a) modifications and extensions of the Net Lease, (b) the granting of a new, and the extending or modifying of a new or existing, mortgage loan secured by the Property, or (c) a sale or other disposition of the Property or substantially all of Associates' other assets. The interest, if any, of each Agent in Associates and in Net Lessee, as a partner therein, arises solely from ownership of Participations in Associates and direct or indirect partnership interests in the Net Lessee. The Agents, as investors in Associates, receive no extra or special benefit not shared on a pro rata basis with all other Participations in Associates or partners in the Net Lessee. Any Agent who is a Partner in W&MLLP is entitled to receive a pro rata share of any legal fees or other remuneration paid to W&MLLP for professional services rendered to the Net Lessee or to Associates, as described below.

           W&MLLP receives $180,000 annually from the Net Lessee for acting as supervisor of the Net Lessee's partnership agreement and additional compensation of 10% of distribution of cash profit of Net Lessee in excess of $400,000 per annum.

     C.    W&MLLP SERVICES TO ASSOCIATES

           Each of the current Agents is a member of W&MLLP, which firm receives compensation from Associates for providing various supervisory services to Associates. In consideration for such supervisory services, W&MLLP receives payment of $24,000 a year and an additional payment of 10% of cash available for distribution to Participants in excess of 14% on the original cash investment of Associates. From Associates' payments to it, W&MLLP pays all disbursements of Associates relating to W&MLLP's supervisory services to Associates, including accounting and other professional fees, filing and search fees, and certain document preparation and mailing costs. During the fiscal year ended December 31, 1996, Associates paid W&MLLP $236,528 in consideration of the various supervisory services rendered.

           W&MLLP also acts as legal counsel to Associates, and provides certain legal services in addition to the supervisory services described above. As legal counsel to Associates, W&MLLP participated in the preparation of this Consent Solicitation Statement and will receive compensation for its services. During the fiscal year ended December 31, 1996, Associates paid W&MLLP $_________ in consideration of legal services rendered.


IV.  FEES AND EXPENSES

     All fees and expenses relating to the solicitation of Consents hereunder, including those of third parties hired by W&MLLP to assist in the preparation of this Consent Statement, will be advanced by W&MLLP and then reimbursed by Associates by deducting such amounts from overage rent otherwise available for distribution to Participants.


V.   TERMS OF SOLICITATIONS OF CONSENTS

     The Participating Agreement between an Agent and the Participants in that Agent's group requires that consents be received from the following percentage of Participants to approve each proposal described in this Statement:

           1.   As to the designation of new successor Agents,  referred to in
Section II.A. above - 75% in interest of the Participants in a group.

           2. As to the amendment to the Participation Agreements to permit an Agent to represent more than one group of Participants, referred to in
Section II.B. above - 100% in interest of the Participants in a group, although two or more groups must so consent to implement the proposal.

           3. As to the amendment to the Participation Agreement to change the percentage of Participant interests required to approve certain actions by its Agent with respect to the Property, referred to in Section II.C. above - 100% in interest of the Participants in a group, with such proposal to be implemented for any group so consenting.

           On June 30, 1997, there were a total of 740 Participants in the seven groups. Each Participant's voting percentage in his or her group is determined by a fraction, the numerator of which is the face amount of the participation owned and the denominator of which is the group's original $1,000,000 investment in Associates. At December 31, 1996, no person held Participations aggregating more than 5% of the total outstanding Participations.

     The solicitation of consents will terminate 60 days after the date of this letter, but may be extended by the Agents through _________________. There is no record date establishing the identity of the Participants entitled to vote for the proposals. Holders of Participations as of June 30, 1997 will be recognized as entitled to vote. However, if any Participation is transferred before the consent with respect to that Participation is given, the transferee will be entitled to vote. If consent to the proposals has been given prior to the transfer of a Participation, however, the transferee will be bound by the vote of the transferor.

     W&MLLP has been authorized by the Agents to solicit the consents of Participants by mail, fax, telephone and telegram after the mailing of this Statement. Forms of Consent that are signed and returned without a choice indicated as to any proposal for which consent is sought will be deemed to constitute a consent to the applicable proposal or proposals, as the case may be, and will be binding on each Participant as if such Participant had actually indicated such choice on such form. If the Consent is returned undated, it will be deemed dated as of the date received by the Agents.

     The Agents recommend that Participants consent to each of the proposals. PLEASE NOTE THAT A VOTE TO ABSTAIN IS TREATED THE SAME AS A VOTE TO DISAPPROVE.

     Participations are not traded on an established securities market, nor are they readily tradeable on a secondary market or the substantial equivalent thereof. Based on Associates' transfer records, Participations are sold by holders from time to time in privately negotiated transactions, and, in many instances, Associates is unaware of the prices at which such transactions occur (other than certain intra-family transfers involving Participations owned by members of W&MLLP or their families). However, Associates has been advised that sales prices during the past two calendar years for an original $10,000 Participation were $20,000.

     If you have any question or desire any additional information concerning this consent solicitation, please communicate with

Stanley Katzman, Howard E. Peskoe or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165-0015, by phone at 212-687-8700, or by fax at 212-986- 7679.

     PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE COLORED COPY OF THE CONSENT IN THE ENCLOSED ENVELOPE. ONCE GIVEN, CONSENT MAY NOT BE REVOKED.

        APPENDIX A

        The full text of existing Paragraph FOURTH of each Participating Agreement is as follows:


        "The Agent shall not agree to sell, mortgage or transfer The Property [the undivided one-seventh interest of Agent as partner in Associates], nor to modify any existing Lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning one hundred percent (100%) of The Property.

           If the consents of parties owning at least ninety per cent (90%) of The Property have been obtained, the Agent or his designee (herein called "purchaser") shall have the absolute right to purchase the entire interest of any party who has not given such consent within ten
        (10) days after the mailing by the Agent of a written request therefor. The price shall be the original cost of the interest, less any capital repaid thereon, but under no circumstances shall such price be less than One Hundred Dollars ($100.00). The mailing by the purchaser, by registered mail, of a certified check for such price, at any time within ninety (90) days after such ten (10) day period, directed to such non-consenting party at his last known address, shall effect the sale and transfer to the purchaser of the interest of such party in The Property. The Agent is hereby irrevocably appointed attorney-in-fact for such party to execute any papers and to take any other action necessary to evidence such sale and transfer. The purchaser shall then accept the transfer in writing, and shall thereupon be a member of the joint venture with the same rights and liabilities as the parties hereto."


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


                                                                    APPENDIX B


                                    CONSENT

         SOLICITED BY PETER L. MALKIN, STANLEY KATZMAN, JOHN L. LOEHR,
                 RICHARD A. SHAPIRO AND THOMAS N. KELTNER, JR.
                           AS AGENTS (THE "AGENTS")
                   ON BEHALF OF 60 EAST 42ND ST. ASSOCIATES


     As a Participant in 60 East 42nd St. Associates, the owner of The Lincoln Building at 60 East 42nd St., New York, New York, I hereby take the following action in response to the Agent's Solicitation as outlined in the Consent Solicitation Statement issued by the Agents in connection with the Solicitation of Consents of the Participants dated July ____, 1997:

I.      CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

the designation of the successor Agents, as described in Section II.A of the Statement.


II.     CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

to permitting an Agent to act as an agent for more than one group, as described in Section II.B of the Statement.


III.    CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

changing the vote required to permit an Agent to engage in significant transactions, as described in Section II.C of the Statement.

     The Agents recommend that Participants consent to each of the above proposals. PLEASE NOTE THAT A VOTE TO ABSTAIN IS TREATED THE SAME AS A VOTE TO DISAPPROVE.

     The solicitation of Consents will terminate on __________, but may be extended until __________.

     The matters for which Consents are being solicited are more fully described in the Statement, receipt of which is hereby acknowledged and which is incorporated herein by reference.

IF THIS FORM IS SIGNED AND RETURNED WITHOUT A CHOICE INDICATED AS TO ANY INDIVIDUAL PROPOSAL OR PROPOSALS, CONSENT WILL BE DEEMED TO HAVE BEEN GIVEN AS TO SUCH PROPOSAL OR PROPOSALS AS IF SUCH CONSENT WAS ACTUALLY INDICATED ON THE FORM. IF THE CONSENT IS RETURNED UNDATED, IT WILL BE DEEMED DATED AS OF THE DATE RECEIVED BY THE AGENTS. ONCE GIVEN, THE CONSENT (OR DEEMED CONSENT) MAY NOT BE REVOKED.


Date:  ____________, 1997                          ____________________
                                                        Signature


                                                   ____________________
                                                   Also Print Name Here


                                       2